Exhibit 4.18

HSBC USA INC.

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,

Original Trustee

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

Series Trustee

____________________

THIRD SUPPLEMENTAL INDENTURE

Dated as of August 15, 2008

To

INDENTURE

Dated as of March 31, 2006

____________________

Senior Debt Securities

THIRD SUPPLEMENTAL INDENTURE, dated as of August 15, 2008, among HSBC USA Inc., a Maryland corporation (the “Company”), Deutsche Bank Trust Company Americas, as Trustee (the “Original Trustee”), and Wells Fargo Bank, National Association, as trustee with respect to the Notes (as hereinafter defined) (the “Series Trustee”).

W I T N E S S E T H:

WHEREAS, the Company and the Original Trustee executed and delivered an Indenture, dated as of March 31, 2006 (the “Indenture”), to provide for the issuance by the Company from time to time of senior debt securities evidencing its indebtedness, to be issued in one or more series as provided in the Indenture;

WHEREAS, pursuant to Board Resolutions, the Company has authorized the creation and issuance of $250,000,000 aggregate principal amount of Floating Rate Notes due August 13, 2010, to be originally issued on August 15, 2008 (collectively, the “Notes”);

WHEREAS, pursuant to the Board Resolution authorizing the issuance of the Notes, Wells Fargo Bank, National Association has been designated as the Trustee under the Indenture in respect of the Notes;

WHEREAS, Section 1101 of the Indenture provides that, without the consent of the Holders, the Company, when authorized by a Board Resolution, may enter into a supplemental indenture with the Original Trustee (i) to evidence and provide for the acceptance of appointment thereunder by a successor Trustee with respect to one or more series of Debt Securities and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one Trustee, pursuant to the requirements of Section 611 of the Indenture, or (ii) to make any other provisions with respect to matters or questions arising under the Indenture, provided that such action shall not adversely affect the interests of the Holders of Outstanding Debt Securities of any series created prior to the execution of this supplemental indenture in any material respect;

WHEREAS, the Company has requested that the Original Trustee enter into this Third Supplemental Indenture in connection with the Company’s appointing the Series Trustee with all the rights, powers, trusts and duties of the Original Trustee with respect to, and only with respect to, the Notes and for the purpose of supplementing and amending the Indenture pursuant to Section 1101 thereof to permit such appointment;

WHEREAS, the Company has determined that this Third Supplemental Indenture is authorized or permitted by Sections 1101 and 611 of the Indenture and has delivered to the Original Trustee and the Series Trustee an Opinion of Counsel to that effect and an Opinion of Counsel and an Officers’ Certificate pursuant to Section 102 of the Indenture to the effect that all conditions precedent provided for in the Indenture to the Original Trustee’s and the Series Trustee’s execution and delivery of this Third Supplemental Indenture have been complied with;

WHEREAS, the entering into this Third Supplemental Indenture by the parties hereto is in all respects authorized by the provisions of the Indenture; and

WHEREAS, all things necessary to make this Third Supplemental Indenture a valid indenture and agreement according to its terms have been done.

NOW, THEREFORE, the Company, the Original Trustee and the Series Trustee agree as follows:

ARTICLE 1

APPOINTMENT OF AND ACCEPTANCE

BY SERIES TRUSTEE

Section 1.1. Appointment of Series Trustee. Pursuant to the Indenture and pursuant to this Third Supplemental Indenture, the Company hereby appoints the Series Trustee as Trustee under the Indenture with respect to, and only with respect to, the Notes. Pursuant to the Indenture, all the rights, powers, trusts and duties of the Trustee under the Indenture shall be vested in the Series Trustee with respect to the Notes and there shall continue to be vested in the Original Trustee all of its rights, powers, trusts and duties as Trustee under the Indenture with respect to all of the series of Securities as to which it has served and continues to serve as Trustee under the Indenture.

Section 1.2. Eligibililty of Series Trustee. The Series Trustee hereby represents that it is qualified and eligible under the provisions of Section 609 of the Indenture and the provisions of the Trust Indenture Act to accept its appointment as Trustee with respect to the Notes under the Indenture and hereby accepts the appointment as such Trustee.

Section 1.3. Security Registrar and Paying Agent. Pursuant to the Indenture, the Company hereby appoints HSBC Bank USA, N.A. as “Security Registrar” and “Paying Agent” with respect to the Notes.

ARTICLE 2

MISCELLANEOUS

Section 2.1. Definitions. For all purposes of the Indenture, except as otherwise expressly provided or unless the context requires otherwise a term defined in the Indenture and not otherwise defined herein has the same meaning when used in this Third Supplemental Indenture.

Section 2.2. Confirmation of Indenture. The Indenture, as supplemented and amended by this Third Supplemental Indenture, is in all respects ratified and confirmed, and this Third Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

Section 2.3. Concerning the Trustees. Neither the Original Trustee nor the Series Trustee assumes any duties, responsibilities or liabilities by reason of this Third Supplemental Indenture other than as set forth in the Indenture and, in carrying out its responsibilities hereunder, each shall have all of the rights, powers, privileges, protections and immunities which it possesses under the Indenture. The Original Trustee shall have no liability for any acts or omissions of the Series Trustee and the Series Trustee shall have no liability for any acts or omissions of the Original Trustee.

Section 2.4. Governing Law. This Third Supplemental Indenture shall be deemed to be a contract made and to be performed entirely in the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of the State of New York.

Section 2.5. Counterparts. This Third Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

2

IN WITNESS WHEREOF, this Third Supplemental Indenture has been duly executed by the Company and the Trustees as of the day and year first written above.

HSBC USA INC.
	By:	/s/ Joseph Simpson
		Name:	Joseph Simpson
		Title:	Executive Vice President and Controller
Attest: /s/ Pamela Pickel
Pamela Pickel, Assistant Corporate Secretary SEAL

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Original Trustee By: Deutsche Bank National Trust Company
By:	/s/ David Contino
	Name:	David Contino
	Title:	Vice President

Attest: /s/ Tracy Mantone
SEAL

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Original Trustee By: Deutsche Bank National Trust Company
By:	/s/ Rodney Gaughan
	Name:	Rodney Gaughan
	Title:	Vice President

Attest: /s/ Tracy Mantone
SEAL

3

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Series Trustee
By:	/s/ Raymond Delli Colli
	Name:	Raymond Delli Colli
	Title:	Vice President
Attest: /s/ Robert Bilodeau
SEAL

4

STATE OF NEW YORK,	)
COUNTY OF ERIE	)	ss:

On the 13th day of August, 2008, before me personally came Joseph Simpson, to me known, who, being by me duly sworn, did depose and say that he is the Executive Vice President and Controller of HSBC USA Inc. one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that t was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

/s/ Pamela A. Pickel
Notary Public

Pamela A. Pickel

Notary Public, State of New York

Qualified in Erie County

My Commission Expires 02/07/2010

STATE OF NEW JERSEY,	)
COUNTY OF UNION	)	ss:

On the 14th day of August, 2008, before me personally came Rodney Gaughan, to me known, who, being by me duly sworn, did depose and say that he is a Vice President of Deutsche Bank National Trust company, acting on behalf of Deutsche Bank Trust Company Americas, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

/s/ Jeffrey Schoenfeld
Notary Public

Jeffrey Schoenfeld

Notary Public

New Jersey

My Commission Exp. 08-17-2012

STATE OF NEW JERSEY,	)
COUNTY OF UNION	)	ss:

On the 14th day of August, 2008, before me personally came David Contino, to me known, who, being by me duly sworn, did depose and say that he is a Vice President of Deutsche Bank National Trust company, acting on behalf of Deutsche Bank Trust Company Americas, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

/s/ Jeffrey Schoenfeld
Notary Public

Jeffrey Schoenfeld

Notary Public

New Jersey

My Commission Exp. 08-17-2012

STATE OF NEW YORK,	)
COUNTY OF KINGS	)	ss:

On the 15th day of August, 2008, before me personally came Raymond Delli Colli, to me known, who, being by me duly sworn, did depose and say that he is a Vice President of Wells Fargo Bank, National Association, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

/s/ Janet M. Jolley
Notary Public

Janet M. Jolley

Notary Public, State of New York

No. 01J076121000

Qualified in Kings County

Commission Expires Jan 3, 2009